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                                  EXHIBIT 10.6
                              ADVERTISING AGREEMENT

        THIS ADVERTISING AGREEMENT is made and entered into this ___ day of ________________, 1997, by and between PRECIS SMART CARD SYSTEMS, INC., an Oklahoma corporation ("Precis") and BANK OF OKLAHOMA, N.A. ("BOK").

        In consideration of the mutual terms and provisions of this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Precis and BOK agree as follows:

        1. RECITALS. Precis is an integrated circuit card, or "smart card," application development firm, which has developed an application for smart cards using a proprietary closed-area stored-value system, called PrecisCache(TM) Precis has designed a PrecisCache(TM) application for Oklahoma State University ("OSU") under which smart cards are issued representing "OSU Spirit Cash" which may be redeemed for food, beverages and merchandise at OSU athletic events (the "Program"). BOK desires to be a sponsor of the Program, and Precis is willing to permit BOK to sponsor the Program under the following circumstances.

        2. DUTIES OF PRECIS. During the term of this Agreement, Precis shall perform the following duties:

           (a) CARDS. Precis shall produce and initialize 10,500 smart cards for the Program (the "BOK Program Cards") bearing BOK's corporate logo, subject to BOK's approval of the logo size, color and placement. The parties have agreed with respect to size, color and placement of BOK's logo. At its option, BOK may purchase for resale some or all of the BOK Program Cards which have been produced and initialized upon payment of the aggregate face value of denominations on the BOK Program Cards so purchased by BOK. BOK Program Cards shall have value denominations and shall expire in accordance with the terms of the Program.

           (b) PROMOTION. Precis shall use its reasonable best efforts to appropriately recognize BOK's sponsorship of the BOK Program Cards. Such recognition shall include an indication of BOK's sponsorship in promotional materials and events, if and when the BOK Program Cards are promoted in materials or at events such as:

                - Brochures distributed at athletic events and other OSU
                  related functions;
                - Spirit Cash signage at concession stands;
                - Signage at Spirit Cash promotional sites;
                - Direct mail brochures in Posse Club packets;
                - Press releases to local and national media, with a focus on technology, banking and local press;
                - Inserts in OSU athletic event programs;
                - Public address announcements at OSU athletic events;
                - Precis' web site on the Internet, with a link to BOK's web site;

In performing its obligations herein, Precis shall have no obligation to place any advertising in any media or to pay any license fees to BOK or others in order to provide the above-described recognition. Precis shall use the artwork supplied by BOK and shall be under no obligation to design additional artwork on behalf of BOK.

        3. DUTIES OF BOK. BOK shall provide camera ready artwork of the BOK logo to be included on the BOK Program Cards. In addition, BOK shall cooperate with Precis in approving the logo size, color and placement on the BOK Program Cards. BOK shall have no obligation to provide any promotional materials or to sell any of the BOK Program Cards.

        4. COMPENSATION TO PRECIS. Upon the approval by BOK of its logo size, color and placement on the prospective BOK Program Cards, Precis shall be entitled to receive a payment of Ten Thousand Dollars ($10,000.00) from BOK before it shall be obligated to produce the BOK Program Cards and perform its other obligations hereunder.

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        5. SPONSORSHIP OF OTHER PROGRAMS. In the event Precis develops
PrecisCache(TM) applications similar to the Program for Tulsa University or the University of Oklahoma, and assuming such institutions grant permission, Precis shall make available to BOK the opportunity to sponsor any of such applications before offering such opportunity to other potential sponsors. Such sponsorship shall be on whatever terms and conditions Precis may prescribe and may or may not be under terms which are similar to those contained in this Agreement.

        6. ARBITRATION. Any claim, controversy or dispute arising out of or relating to this Agreement, except as set forth herein, shall be settled by arbitration in Oklahoma City, Oklahoma, in accordance with the rules for commercial arbitration of the American Arbitration Association. Any arbitration shall be undertaken pursuant to the Federal Arbitration Act, where possible, and the decision of the arbitrators shall be final, binding, and enforceable in any court of competent jurisdiction. In any dispute in which a party seeks in excess of $50,000 in damages, three arbitrators shall be employed. Otherwise, a single arbitrator shall be employed. All costs relating to the arbitration shall be borne equally by the parties, other than their own attorneys' and experts' fees. The parties will bear their own attorneys' and experts' fees. The arbitrators will not award punitive, consequential or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. In resolving all disputes between the parties, the arbitrators will apply the laws of the State of Oklahoma. Except as needed for presentation in lieu of a live appearance, depositions will not be taken. The parties will be entitled to conduct document discovery by requesting production of documents. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed. Either party may be entitled to pursue such remedies for emergency or preliminary injunctive relief in any court of competent jurisdiction, provided that each party agrees that it will consent to the stay of such judicial proceedings on the merits of both this Agreement and the related transactions pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or injunctive relief.

        7. DISCLAIMER OF INTENT TO BECOME PARTNERS. Precis and BOK shall not by virtue of this Agreement be deemed partners or joint venturers. Neither party shall pay or withhold any federal or state income or payroll taxes with respect to compensation payable to the other under this Agreement. Neither Precis nor BOK shall incur any financial obligation on behalf of the other party without prior written approval of the other party.

        8. NOTICES. Any and all notices, consents or other communications by one party intended for the other shall be sent as follows:

        If to Precis:   Precis Smart Card Systems, Inc.
                        11032 Quail Creek Road
                        Oklahoma City, Oklahoma 73120
                        ATTN:  Jim Lout
                        FAX:   405/752-5605

        If to BOK:      Bank of Oklahoma, N.A.
                        P.O. Box 2300
                        Tulsa, Oklahoma 74192
                        ATTN:  Mike Nation
                        FAX:   918/588-8691

unless a party shall have designated a different address or number by sending written notice of the change to the other party.

        9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

        10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

        11. NO ASSIGNMENT. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

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        12. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective legal representatives, successors and assigns.

        13. CAPTIONS. The paragraph captions used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        14. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, firm or corporation other than the parties any right, remedy or claim under or by reason of this Agreement, as third party beneficiaries or otherwise.

        15. ENTIRE AGREEMENT; AMENDMENT. This Agreement states the entire understanding and agreement between the parties with respect to its subject matter and supersedes any oral or written proposals, statements, discussions, negotiations or other agreements.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

PRECIS:                                     PRECIS SMART CARD SYSTEMS, INC.
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                                            By________________________
                                               James B. Lout, President


BOK:                                        BANK OF OKLAHOMA FINANCIAL, N.A.
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                                            By_______________________________
                                              Mike Nation, Senior Vice President


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